Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Apyx Medical Corporation of our report dated March 13, 2025, relating to the consolidated financial statements of Apyx Medical Corporation, appearing in the Annual Report on Form 10-K of Apyx Medical Corporation for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Tampa, Florida

December 1, 2025